UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________
FORM 8-K
____________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2015
____________________
Stonegate Mortgage Corporation
(Exact name of registrant as specified in its charter)
____________________

Ohio (State or other jurisdiction of incorporation)	001-36116 (Commission File Number)	34-1194858 (IRS Employer Identification No.)

9190 Priority Way West Drive, Suite 300 Indianapolis, Indiana 46240 (Address of principal executive offices)

Registrant's telephone number, including area code: (317) 663-5100

Not applicable. (Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2015, we filed with the New York Stock Exchange (the “NYSE”) a qualified Domestic Company 303A Interim Written Affirmation notifying the NYSE that, due to the appointment of Richard A. Kraemer as Interim Chief Executive Officer, effective as of September 15, 2015, as previously announced, our board of directors (the “Board”) no longer has a majority of independent directors. Accordingly, effective September 15, 2015, the Board does not satisfy the requirements of Section 303A.01 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies must have a majority of independent directors, each of whom satisfies the independence requirements set forth in Section 303A.02. We are working diligently to rectify this deficiency and expect to be in full compliance with Section 303A.01 as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION
(Registrant)

Date: September 18, 2015	By:	/S/ Robert B. Eastep
Robert B. Eastep
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer)